UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2017
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CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On October 10, 2017, CryoLife, Inc.,  (“CryoLife” or the “Company”), entered into an agreement to acquire shares of JOTEC AG (“JOTEC”), a Swiss public limited corporation, pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), by and among CryoLife, CryoLife Germany HoldCo GmbH, a German limited company and wholly-owned subsidiary of CryoLife (“Parent”), Jolly Buyer Acquisition GmbH, a Swiss limited company and wholly-owned subsidiary of Parent (“Buyer”), the security holders of JOTEC who are party to the Purchase Agreement, and Lars Sunnanväder in his capacity as the representative of such security holders of JOTEC. Pursuant to the Purchase Agreement,  the Buyer will acquire at least 94% of the outstanding shares of JOTEC, and up to all of the shares of JOTEC. CryoLife’s and JOTEC’s boards of directors each have approved the Purchase Agreement.

Under the terms of the Purchase Agreement, CryoLife will pay an aggregate of up to $225.0 million in consideration, consisting of up to $168.75 million in cash and $56.25 million in shares of CryoLife’s common stock, represented by up to 2,682,403 shares of CryoLife’s common stock.  The cash portion of the acquisition consideration shall consist of a cash amount to be paid to the security holders of JOTEC who are party to the Purchase Agreement, and cash to be paid to holders of shareholder loans extended to JOTEC for such shareholder loans.  A portion of the acquisition consideration may also be used to pay off JOTEC’s outstanding indebtedness and certain transaction costs of JOTEC and its security holders in connection with the acquisition.

The equity portion of the acquisition consideration shall be issued pursuant to a private placement under Regulation S promulgated under the Securities Act of 1933, as amended (“Regulation S”). The value of the shares of CryoLife’s common stock to be issued as equity acquisition consideration is calculated based on a 60 trading day volume-weighted average trading price of CryoLife’s common stock for 60 consecutive trading days immediately preceding the October 10, 2017 signing date of the Purchase Agreement. Such shares of CryoLife’s common stock will be subject to a six-month lockup and transfer restrictions as provided under Regulation S.

The aggregate acquisition consideration payable in the transaction is subject to certain adjustments, including amounts based on JOTEC’s cash-on-hand and indebtedness as of the closing of the acquisition, with an audit of these adjustments occurring after the closing pursuant to the Purchase Agreement.

Pursuant to the Purchase Agreement, $22.5 million in cash will be held in escrow as partial security for the indemnification obligations of the JOTEC security holders who are party to the Purchase Agreement.  The funds remaining in the indemnification escrow account will be released approximately eighteen months from the date of closing of the acquisition, less the aggregate amount of any pending and unresolved claims as of such date.

The Purchase Agreement contains customary representations, warranties and covenants made by the security holders of JOTEC who are party to the Purchase Agreement, and CryoLife, Parent and Buyer.  JOTEC’s security holders who are party to the Purchase Agreement agreed to indemnify CryoLife and its affiliates for certain matters, including breaches of representations, warranties and covenants included in the Purchase Agreement, up to the $22.5 million escrow fund, subject to certain exceptions pursuant to which CryoLife and its affiliates may recover indemnified losses from recipients of acquisition consideration in amounts in excess of the escrow fund.

The closing of the acquisition is subject to customary closing conditions for transactions of this type, including, among other things, termination and/or amendment of certain agreements,  the accuracy of the representations and warranties, and compliance with the covenants set forth in the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement has been attached to this Current Report on Form 8-K to provide investors with information regarding its terms. The Purchase Agreement is not intended to provide any other factual information about CryoLife,  JOTEC or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by such contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among such parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in CryoLife’s public disclosures.

Item 2.02	Results of Operations & Financial Conditions

On October 10, 2017, the Company issued a press release announcing the execution of the Purchase Agreement, providing an update as to the Company’s preliminary results for the third quarter of 2017, and providing that an update to the Company’s guidance for the remainder of 2017 with be provided during the Company’s third quarter conference call. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above with respect to the issuance of shares of the Company’s common stock as part of the acquisition consideration is incorporated into this Item 3.02 by reference. The shares of common stock have not been registered under the Securities Act or any state securities laws. The shares will be issued pursuant to a private placement under Regulation S promulgated under the Securities Act.    The shares of common stock may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 7.01	Regulation FD Disclosure

On October 10, 2017, the Company issued a press release announcing the execution of the Purchase Agreement.   A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 2.02 or 7.01 of this Current Report on Form 8-K.

Item 8.01	Other Events

Commitment Letter

In connection with the Purchase Agreement, the Company entered into a debt commitment letter(the “Commitment Letter”), dated as of October 10, 2017, with Deutsche Bank AG New York Branch (“DBNY”) and Deutsche Bank Securities Inc. (together with DBNY, “DB”), Capital One, National Association (“CONA”), and Fifth Third Bank (“Fifth Third” and, together with DB and CONY, collectively, the “Commitment Parties”), pursuant to which, among other things, the Commitment Parties have committed to provide the Company with a senior secured term loan in an aggregate principal amount of $225,000,000 (the “Term Loan Facility”) to finance, in part, the acquisition of JOTEC, and a $30,000,000 revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Credit Facility”).  The Company and each of its existing and subsequently acquired or formed domestic subsidiaries (subject to certain exceptions and exclusions) will guarantee the obligations under the Credit Facility (the “Guarantors”). The Credit Facility will be secured by a security interest in substantially all existing and after-acquired real and personal property (subject to certain exceptions and exclusions) of the Company and the Guarantors. The proceeds from the Term Loan Facility, together with the Company’s cash-on-hand, will be sufficient to finance the aggregate cash consideration to JOTEC’s security holders who are party to the Purchase Agreement and associated fees and expenses and to repay certain existing Company and JOTEC debt.  Pursuant to the Purchase Agreement, JOTEC has agreed to use commercially reasonable efforts to provide cooperation to the Company in connection with the Term Loan Facility.  The Commitment Parties’ commitment to provide the Credit Facility is subject to certain conditions, including: the negotiation and execution of definitive documentation consistent with the Commitment Letter; the consummation of the acquisition of JOTEC substantially concurrently with the initial funding under the Term Loan Facility; delivery of certain unaudited and pro forma financial statements; subject to certain limitations, the absence of a material adverse effect on JOTEC; the accuracy of specified representations and warranties of the security holders who are parties to the Purchase Agreement and specified representations and warranties of the Company to be set forth in the definitive loan documents; and other customary closing conditions. The Financing would replace the Company’s existing credit facility.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
2.1*

Securities Purchase Agreement, dated as of October 10, 2017, by and among CryoLife, Inc., CryoLife Germany HoldCo GmbH, Jolly Buyer Acquisition GmbH, JOTEC AG,  each of the security holders identified therein, and Lars Sunnanväder as the representative of such security holders

99.1**	Press Release of CryoLife, Inc., dated October 10, 2017

* The schedules and exhibits to the Securities Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. CryoLife will furnish copies of any such schedules and exhibits to the Securities and Exchange Commission upon request.

** Furnished herewith, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: October 10, 2017	By:	/s/ D. Ashley Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer